UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2020

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC (NASDAQ Capital Market)
Common stock, purchase rights		The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2020, William T. Hull, the Chief Financial Officer, Executive Vice President, Chief Accounting Officer and Treasurer of Orion Energy Systems, Inc. (the “Company”), informed the Company’s Chief Executive Officer that he intends to retire from his positions with the Company upon the successful filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020 with the Securities and Exchange Commission (such filing date, the “Retirement Date”). The Company is currently pursuing an external search for a new Chief Financial Officer.

Effective as of the Retirement Date, Mr. Hull voluntarily resigns, and will cease to serve, as an officer of the Company and each subsidiary of the Company. Until the Retirement Date, Mr. Hull will continue to serve the Company on a full time basis in his current officer position and will receive from the Company his normal salary and other compensation and benefits otherwise due to him, through the Retirement Date, under his Amended and Restated Executive Employment and Severance Agreement, dated as of June 1, 2020.

In connection with his retirement and in order to facilitate an amicable retirement process to help ensure a smooth and seamless transition of his duties and responsibilities, the Company and Mr. Hull entered into a Voluntary Retirement Agreement and Release on September 21, 2020 (the “Retirement Agreement”). Pursuant to the Retirement Agreement, the Company will provide to Mr. Hull certain retirement benefits and payments, including providing a fiscal 2021 bonus payment to Mr. Hull of $15,000; vesting of a 10,000-share portion of the restricted stock award granted to Mr. Hull by the Company on June 7, 2018, which would have vested June 7, 2021 if Mr. Hull would have remained employed by the Company on such date (and forfeiture of all other unvested restricted stock and any related awards as of his Retirement Date); continuation of certain medical insurance benefits; and certain other benefits.

The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 23, 2020, the Company issued a press release announcing Mr. Hull’s impending retirement. The Company is furnishing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 10.1	Voluntary Retirement Agreement and Release, dated as of September 21, 2020, between Orion Energy Systems, Inc. and William T. Hull

Exhibit 99.1	Press Release of Orion Energy Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: September 23, 2020	By:	/s/ Michael W. Altschaefl
Michael W. Altschaefl
Chief Executive Officer